EXHIBIT 10(b)

                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

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                 WYMAN PARK FEDERAL SAVINGS AND LOAN ASSOCIATION

                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN
                     AND COMPENSATION CONTINUATION AGREEMENT

     THIS AGREEMENT, made and entered into as of the 30th day of September, 1997, by and between Wyman Park Federal Savings and Loan Association of
Lutherville, Maryland (hereinafter called the "Association") and Ernest A. Moretti of Churchville, Maryland (hereinafter called the "Executive").

                                   WITNESSETH:

     WHEREAS, the Executive has been in the employ of the Association, and is now serving the Association as its President and Chief Executive Officer; and

     WHEREAS, because of the Executive's experience, knowledge of affairs of the Association, and reputation and contacts in the savings and loan industry, the Association deems the Executive's continued employment with the Association important for its future growth; and

     WHEREAS, it is the desire of the Association, and in its best interest, that the Executive's services be retained; and

     WHEREAS, in order to induce the Executive to continue in the employ of the Association and in recognition of his past service, the Association has entered into an Executive Supplemental Retirement Plan and Compensation Continuation Agreement, dated as of September 30, 1997, ("the Agreement") to provide him and his beneficiaries with certain benefits in accordance with the terms and conditions therein set forth.

     NOW, THEREFORE, in the consideration of services performed in the past and to be performed in the future by the Executive as well as of the mutual promises and covenants herein contained, the Association and the Executive hereby agree as follows:

                                   ARTICLE ONE

     1.01 Employment. The Association shall employ the Executive, and the Executive shall serve the in the employ of the Association, in accordance with the employment agreement by and between the Association and the Executive, as such agreement may be amended from time to time. Nothing herein shall restrict or otherwise affect the right of the Executive to enter into any other agreement with the Association concerning the terms and conditions of his employment. Nothing herein shall require the Executive to remain in the employ of the Association or require the Association to employ the Executive. This Agreement is not part of any salary reduction plan or an arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payment or bonus in lieu of the salary continuation or other benefits provided herein.




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                                   ARTICLE TWO

2.01 Benefits Upon Termination. If the Executive's employment with the Association terminates for any reason (including, without limitation, voluntary resignation or termination for cause) on or after the date of this Agreement, regardless of whether the Executive has attained the age of sixty-five (65), the Association shall pay to the Executive, in equal monthly installments on the first day of each month, for the period commencing on the first day of the month next following the month on which such termination occurs and terminating on the Executive's death, an annual amount, payable in twelve (12) monthly installments, over the greater of the life of the Executive or one hundred twenty (120) months, equal to the excess of (A) sixty-five percent of the Executive's highest five-year average annual compensation, as defined in the defined benefit retirement plan provided by the Association through the Pentegra Group in White Plains, New York (the "Qualified Plan"), but without regard to the limitations imposed by Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, reduced by (B) the Executive's annualized monthly retirement benefit payable under the Qualified Plan under the normal form of benefit, as defined as of September 30, 1997, under the Qualified Plan, such form being a 10-year certain and continuous annuity.

2.02  Lump Sum Form of  Payment.  In lieu of the form of  benefits  provided  in
Section 2.01 above, the Executive shall be paid the benefit described in Section
2.01 above in the form of a lump sum form of payment. Such lump sum form of payment shall be the actuarial equivalent, using the actuarial assumptions that are used for the Qualified Plan on the date on which the Executive's employment terminates, of the payment provided for in such Section 2.01, or, in the event that the Qualified Plan terminates prior to such date, such reasonable actuarial assumptions as the Association shall determine. Notwithstanding the foregoing, the Executive may elect the 10-year certain and continuous form of payment described in Section 2.01. In the event that the Executive shall elect the 10-year certain and continuous form of payment, such election shall be effective only if made at least two years prior to the date on which the first payment pursuant to Section 2.01 above becomes payable.

                                  ARTICLE THREE

3.01 Death of Executive. If the employment of the Executive with the Association terminates on account of the death of the Executive, his beneficiaries, as provided in Section 3.04, shall be entitled to receive a death benefit as provided herein.

3.02 Death Prior to Commencement of Benefits. If the Executive dies prior to the payment of any benefit provided hereunder, his beneficiaries shall be entitled to a lump sum death benefit equal to the actuarial equivalent of 120 monthly benefit payments, as determined and payable under Section 2.01 herein, as though the Executive 's benefit had commenced as of the first day of the month in which he died. If the Executive elects, prior to death, the death benefit may be paid in the form of installments over a period of ten years, equivalent to amount that would be paid under the 10-year certain and continuous form of benefit if the Executive lived for ten years, as set forth in Section 2.01.


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3.03 Death After  Commencement  of  Payments.  In the event that the  Executive, prior to his death and after the commencement of the payment of his benefits hereunder, shall not have received his benefit in the form of a lump sum and shall have elected instead to have received his benefit as provided in Section
2.01 in the form of a 10-year certain and continuous annuity and he shall die prior to his receipt of 120 monthly installment payments under such form of benefit, then his beneficiaries, as provided in Section 3.04, shall be entitled to receive the remainder of his monthly installment payments until a total of 120 payments shall have been made hereunder. In addition, the Executive, prior to his death, shall be entitled to elect that the remainder of such 120 monthly installment payments shall be made to his beneficiaries in the form of a lump sum.

3.04 Beneficiaries. The Executive's beneficiary shall be his surviving spouse. If the Executive has no surviving spouse, or if such spouse dies prior to the termination of such period during which benefits hereunder are payable, then said payments, or the balance thereof, shall be paid in equal parts to the Executive's children living at the time a payment is due; provided, however, that if any child of the Executive shall not be living at the time a payment is due to be paid to such child but shall have died leaving issue living at such time, such issue shall take in equal share per stirpes the share that such child would have taken if he of she had been living at such time. If at the time payment is due there are no such surviving spouse, children or issue, said payments shall terminate.

                                  ARTICLE FOUR

4.01 Payment Obligations Absolute. The Association's obligations to pay the Executive any amounts provided for hereunder shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right to which the Association may have against him. All amounts payable by the Association hereunder shall be paid without notice or demand. Except as expressly provided herein, and to the extent allowed by law or applicable regulations of any governmental entity, the Association waives all rights which it may now have or may hereafter have conferred upon it, by statue or otherwise, to amend, to terminate, cancel or rescind this Agreement in whole or in part. Each and every payment made hereunder by the Association shall be final and the Association shall not seek to recover all or any part of such payment from the Executive of from whomsoever may be entitled thereto, for any reason whatsoever.

4.02 Alienability. Neither the Executive nor the Executive's surviving spouse or issue, shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor shall any said benefits be subject to seizure for any payment of any debts, judgments, alimony or separate maintenance, owed by the Executive or his beneficiary or any of them, or be transferable by operation of law in the event that this Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, or beneficiaries.


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4.03 Tax  Adjustment.  The amount of payments  provided for under this Agreement shall be increased to the extent  necessary to pay (i) any excise tax imposed by
Section 4999 of the Internal Revenue code of 1986, as amended (the "Code"), on the payments and benefits provided for by this Agreement and (ii) any such excise tax and any other federal, state, local income taxes imposed on the payments provided for by this Section 4.03. The Association shall pay to the Executive the payments provided for by this Section 4.03 as soon as practical following the determination of counsel referred to below. If any such excise tax is imposed as a result of the combination of payments or benefits not provided under this agreement, then in calculating the amount of payments required pursuant to this Section 4.03, the excise tax shall be treated as first being imposed as a result of payments and benefits provided under this Agreement, including the payments provided for by this Section 4.03. Counsel selected by the Executive and reasonably acceptable to the Association shall determine whether the increase provided for by this Section 4.03 shall be required. All determinations of such counsel shall be binding on the Association and the Executive. Such counsel shall determine that payments shall be increased only if, and to the extent that, it is more likely than not that the payments or benefits provided or under this Agreement are subject to the excise tax imposed by Section 4999 of the Code and any other excise tax. In making the determinations required by this Section 4.03, such counsel may rely on benefits consultants, accountants or other experts. The Association hereby agrees to pay all reasonable fees and expenses of such counsel and other experts and shall indemnify and hold such counsel and other experts harmless from any and all cost, expense, liability or damage arising out of any reasonable determination pursuant to this Section 4.03. If, subsequent to any determination pursuant to this Section 4.03, such counsel reasonably determines that the amount of the payments paid pursuant to this Section 4.03 are greater, or less, than the
amount  which  should  have  been  paid,  the  Executive   shall  reimburse  the
Association an amount, or the Association shall pay the Executive an additional amount, respectively, based upon such determination (including interest if appropriate),

                                  ARTICLE FIVE

5.01 Entire Agreement; Participation in Other Plans. Except as specifically provided for herein, this Agreement supersedes any and all other oral or written agreements heretofore made relating to the subject matter hereof and constitutes the entire agreement of the parties relating to the subject matter hereof; provided, that, except as specifically provided herein, this Agreement shall not be construed to alter, abridge, or in any manner affect the rights and privileges of the Executive to participate in and be covered by any pension, profit-sharing, group insurance, bonus or other employee plans which the Association may now or hereafter maintain.

                                   ARTICLE SIX

6.01 Funding. The Association shall establish a grantor trust to fund its obligations under this Agreement, which trust shall prohibit the return of any assets to the Association until the obligations to the Executive hereunder have been fully paid and satisfied, but the assets of which trust shall be subject to the claims of the creditors of the Association in the event of the insolvency of the Association.

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Any  asset of such a grantor  trust  shall  not in any way be  considered  to be security for the performance of the obligations of this Agreement. If the Association purchases a life insurance or annuity policy on the life of the Executive, he agrees to sign any papers that may be required for that purpose and to undergo any medical examination or tests which may be necessary, and to generally cooperate with the Association in securing such policy.

                                  ARTICLE SEVEN

7.01 Reorganization. The Association shall require any successor (whether direct or indirect, by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the business and/or assets of the Company to agree to assume all of the obligations of the Association under this Agreement upon or prior to such succession taking place. A copy of such assumption and agreement shall be delivered to the Executive promptly after its execution by the successor. Failure of the Association to obtain such agreement upon or prior to any such succession shall be a breach of this Agreement. Such breach shall entitle the Executive to receive the payments described in Articles TWO and THREE herein, in such amounts and at such times as provided in such Articles, as if the Executive's employment had been terminated by the Association without cause on the date on which such succession occurs. As used in this Agreement, "Association" shall mean the Association as hereinbefore defined and any successor to is business and/or assets, as aforesaid.

                                  ARTICLE EIGHT

8.01 Association. As used in this Agreement, Association shall mean Wyman Park Federal Savings and Loan Association, whether in mutual or stock form, and any affiliated entity, successor organization, parent, subsidiary or holding company.

                                  ARTICLE NINTH

9.01 Communications. Any notice or communication required of either party with respect to this Agreement shall be made in writing and may either be delivered personally or sent by first class mail, as the case may be:

         To the Association:

         Wyman Park Federal Savings
             and Loan Association
         11 West Ridgely Road
         Lutherville, Maryland  21093

         To the Executive:

         Mr. Ernest Moretti
         14 Bramble Lane

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         Churchville, Maryland  21028

     Each party shall have the right by written notice to change the place to which any notice may be addressed.

                                   ARTICLE TEN

10.01    Arbitration of Disputes.

(i) Any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation or validity hereof shall be settled exclusively and finally by arbitration. It is specifically understood and agreed that any disagreement, dispute or controversy which cannot be resolved between the parties, including without limitation any matter relating to the interpretation of this Agreement, may be submitted to arbitration irrespective of the magnitude thereof, the amount in controversy or whether such disagreement, dispute or controversy would otherwise be considered justiciable or ripe for resolution by court or arbitral tribunal. Either party may petition the appropriate court in the State of Maryland for an order compelling the submission of the controversy or dispute to arbitration in accordance with the rules of the American Arbitration Association, and that any award or finding made pursuant to such arbitration shall in all respects be well and fairly kept and observed and may be imposed by judgment of the appropriate court of the State of Maryland pursuant to the applicable laws relating thereto, the parties expressly agreeing that Sections 3-201 through 3- 234 of Subtitle 2 of Title 3 of the Courts and Judicial Proceedings Article of the Annotated Code of Maryland (Maryland Uniform Arbitration Act) shall apply and be applicable hereto.

(ii) The  arbitration  shall be  conducted  in  accordance  with the  Commercial
Arbitration  Rules  (the  "Arbitration   Rules")  of  the  American  Arbitration
Association (the "AAA").

(iii) The arbitral tribunal shall consist of one arbitrator. The parties to the arbitration jointly shall directly appoint such arbitrator within 30 days of initiation of the arbitration. If the parties shall fail to appoint such arbitrator as provided above, such arbitrator shall be appointed by the AAA as provided in the Arbitration Rules and shall be a person who (a) maintains his principal place of business within 30 miles of the City of Baltimore, Maryland, and (b) has had substantial experience in mergers and acquisitions. The Association shall pay all of the fees, if any, and expenses of such arbitrator.

(iv) The arbitration shall be conducted within 30 miles of the City of Baltimore, Maryland, or in such other city in the United States of America as the parties to the dispute may designate by mutual written consent.

(v) At any oral hearing of evidence in connection with the arbitration, each party thereto or its legal counsel shall have the right to examine its witness and to cross-examine the witnesses of any opposing party. No evidence of any witness shall be presented unless the opposing party or parties shall have the opportunity to cross-examine such witness, except as the parties to the dispute otherwise agree

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in writing or except under extraordinary circumstances where the interest of the justice require a different procedure.

(vi) Any decision or award of the arbitral tribunal shall be final and binding upon the parties to the arbitration proceeding. The parties hereto hereby waive to the extent permitted by law any rights to appeal or to seek review of such award by any court or tribunal. The parties hereto agree that the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitral ward may be entered by any court having jurisdiction.

(vii) Nothing herein contained shall be deemed to give the arbitral tribunal any authority, power, or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Agreement.

                                ARTICLE ELEVENTH

11.01 Amendment. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in a writing signed by the Executive and an authorized representative of the Association. Waiver by any party of any beach of, or failure to comply with any provisions of, this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver or any other breach of, or failure to comply with, any other provision of this Agreement.

11.02 Choice of Law. The terms and conditions of this Agreement are subject to the laws of the State of Maryland.

11.03 Severability. If any terms or provisions of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such terms or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

11.04 Headings. The headings in the Agreement are inserted for convenience of reference only and shall not be part of or control or affect the meaning of this Agreement.

11.05 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original.

11.06 Payroll and Withholding Taxes. The Association may withhold from any amounts payable

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to the  Executive  hereunder  all federal,  state,  city or other taxes that the
Association may reasonably determine are required to be withheld pursuant to any applicable law or regulation.


     IN WITNESS WHEREOF, the Association has caused this Agreement to be duly executed by its duly authorized officers and Executive Committee members, and its corporate seal affixed, and the Executive has hereunto set his hand at Lutherville, Maryland, as of the day and year first above written.

                                            WYMAN PARK FEDERAL
                                            SAVINGS AND LOAN
                                            ASSOCIATION
ATTEST:


                                            /s/ Ronald W. Robinson
                                            ----------------------------------
                                            Ronald W. Robinson, Treasurer
/s/ Charmaine Snyder
---------------------------------
Charmaine Snyder, Secretary






                                            EXECUTIVE

WITNESS:

                                            /s/ Ernest A. Moretti
                                            ----------------------------------
                                            Ernest A. Moretti

/s/ Charmaine Snyder
---------------------------------


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